Exhibit 2.1

SEPARATION AND DISTRIBUTION AGREEMENT

THIS SEPARATION AND DISTRIBUTION AGREEMENT (this “Agreement”) is dated as of the 30th day of November, 2015, between GAMCO Investors, Inc., a Delaware Corporation (“GAMCO”) and Associated Capital Group, Inc., a Delaware corporation and, as of the date of this Agreement, a wholly owned subsidiary of GAMCO (“ACG”).  As used herein, GAMCO on the one hand, and ACG, on the other hand, are sometimes referred to individually as a “Party”, or together, as “Parties”.

RECITALS

WHEREAS, the board of directors of GAMCO (the “GAMCO Board”) has determined that it is appropriate and advisable to separate and transfer certain assets of GAMCO and its subsidiaries so that such assets will be owned by ACG (the “Separation”);

WHEREAS, following the Separation, the GAMCO Board has determined that it is appropriate and advisable for the ACG class A common stock, par value $0.001 per share (“ACG Class A Stock”), and the ACG class B common stock, par value $0.001 per share (“ACG Class B Stock” and, together with the ACG Class A Stock, the “ACG Common Stock”), that GAMCO owns to be distributed to holders of GAMCO class A common stock, par value $0.001 per share (“GAMCO Class A Stock”) and GAMCO class B common stock, par value $0.001 per share (“GAMCO Class B Stock” and, together with the GAMCO Class A Stock, the “GAMCO Common Stock”), respectively (the “Distribution”);

WHEREAS, GAMCO and ACG intend that, for U.S. federal income tax purposes, the Distribution and the other transactions contemplated by this Agreement shall be generally tax-free under Section 355 of the Code (as defined below).

WHEREAS, to effect the Separation, on the terms and conditions set forth in this Agreement, GAMCO will contribute to ACG certain of GAMCO’s subsidiaries that comprise GAMCO’s alternative investment management business, its institutional research services business and will also transfer to ACG the ACG Group Assets (as defined below) (collectively, the “Contribution”); and

WHEREAS, each of GAMCO and ACG have determined that it is advisable to set forth the principal transactions required to effect the Separation and the Distribution and to provide for other agreements that will govern certain matters regarding the Separation and the Distribution.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by GAMCO and ACG, GAMCO and ACG agree as follows:

ARTICLE I

Definitions; General Interpretative Principles

1.1      Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“ACG” has the meaning set forth in the Preamble.

“ACG Assets” shall mean all assets of ACG at the time of the Distribution.

“ACG Businesses” shall mean the business and operations conducted by the ACG Group as of the Distribution Time, as more fully described in the Information Statement.

“ACG Class A Stock” has the meaning set forth in the Recitals.

“ACG Class B Stock” has the meaning set forth in the Recitals.

“ACG Common Stock” has the meaning set forth in the Recitals.

“ACG Group” shall mean ACG and each of the entities set forth on Schedule 1.1(b), and any other entities that may become Subsidiaries of ACG.

“ACG Group Assets” shall mean only the following Assets of the Parties or their respective Subsidiaries:

(i)      all of the outstanding capital stock of GSI other than the 6.1% of GSI not owned by ACG immediately following the Distribution;

(ii)     all of the Assets included on the ACG Pro Forma Balance Sheet or any subledger thereto that are owned by either Party or any of their respective Subsidiaries as of the Distribution Time;

(iii)    all of the Assets of either Party or any of their respective Subsidiaries as of the Distribution Time acquired or created after the date of the ACG Pro Forma Balance Sheet that are of a nature or type that would have resulted in the Assets being included as Assets on a pro forma combined balance sheet of ACG and the notes or subledgers thereto as of the Distribution Time (were the balance sheet, notes and subledgers to be prepared as of that time) on a basis consistent with the determination of the Assets included on the ACG Pro Forma Balance Sheet or any subledger thereto;

(iv)    all of the Assets expressly transferred to ACG or any member of the ACG Group under this Agreement, the Conveyance and Assumption Instruments and the Service Mark and Name License Agreement; and

(v)     except as otherwise expressly provided in this Agreement or one or more Ancillary Agreements, all other Assets that are held by a member of the ACG

Group and used primarily by or in connection with the ACG Business on or prior to the Distribution Date.

“ACG Group Liabilities” shall mean all of the following Liabilities of the Parties or their respective Subsidiaries:

(i)      all Liabilities included on the ACG Pro Forma Balance Sheet or any subledger thereto that remain outstanding as of the Distribution Time;

(ii)   all other Liabilities that are incurred or accrued by either Party or any of their respective Subsidiaries after the date of the ACG Pro Forma Balance Sheet and remain outstanding as of the Distribution Time that are of a nature or type that would have resulted in the Liabilities being included as Liabilities on a pro forma combined balance sheet of ACG and the notes or subledgers thereto as of the Distribution Time (were the balance sheet, notes or subledgers to be prepared as of that time) on a basis consistent with the determination of the Liabilities included on the ACG Pro Forma Balance Sheet or any subledger thereto;

(iii)  all Liabilities expressly delegated or allocated to, or assumed by, ACG or any member of the ACG Group under this Agreement, any Conveyance and Assumption Instruments or any Ancillary Agreement; and

(iv)  except as otherwise expressly provided in this Agreement, all Liabilities arising out of the operation of the ACG Business, whether prior to, on or after the Distribution Date.

“ACG Indemnifiable Loss” has the meaning set forth in Section 6.2.

“ACG Pro Forma Balance Sheet” shall mean the Summary Unaudited Pro Forma Combined Consolidated Balance Sheet, including the notes thereto, as of June 30, 2015 as presented in the Information Statement mailed to the Record Holders before the Distribution Date.

“Action” shall mean any demand, claim, action, suit, countersuit, arbitration, litigation, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration tribunal or authority.

“Administrative Agreement” shall mean the Transitional Administrative and Management Services Agreement, dated of even date herewith, between GAMCO and ACG.

“Affiliate” of any Person shall mean another Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such first Person; provided, however, that for the purposes of this Agreement from and after the Distribution, no member of the GAMCO Group shall be deemed to be an Affiliate of any member of the ACG Group, and no member of the ACG Group shall be deemed to be an Affiliate of any member of the GAMCO Group.

“Ancillary Agreements” shall mean those agreements listed on Schedule 1.1(a).

“Assets” shall mean all rights, properties or assets, whether real, personal or mixed, tangible or intangible, of any kind, nature and description, whether accrued, contingent or otherwise, and wheresoever situated and whether or not carried or reflected, or required to be carried or reflected, on the books of any Person.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Consents” shall mean any consents, waivers or approvals from, or notification requirements to, any third parties, including Governmental Approvals.

“Conveyance and Assumption Instruments” shall mean, collectively, the deeds, bills of sale, Asset transfer agreements, endorsements, assignments, assumptions (including Liability assumption agreements), leases, subleases, affidavits and other instruments of sale, conveyance, contribution, distribution, lease, transfer and assignment between GAMCO or, where applicable, any member of the GAMCO Group, on the one hand, and ACG or, where applicable, any member of the ACG Group, on the other hand, as may be necessary or advisable under the laws of the relevant jurisdictions to effect the Separation and the Contribution.

“Distribution” shall have the meaning set forth in the Recitals.

“Distribution Agent” shall have the meaning set forth in Section 3.1.

“Distribution Date” shall mean the date on which the Distribution occurs.

“Distribution Taxes” shall mean any tax, fee, assessment, charge or levy made by a Governmental Authority in connection with, arising from or attributable to the Distribution and the transactions necessary to effect the Distribution.

“Distribution Time” shall mean 11:59 p.m. New York City time on the Distribution Date or such other time designated by the GAMCO Board as the time at which the Distribution is to be effective on the Distribution Date.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Form 10” shall mean the registration statement on Form 10 of ACG with respect to the registration under the Exchange Act of the ACG Class A Stock, including any amendments or supplements thereto.

“GAMCO Assets” shall mean all Assets of GAMCO and its Subsidiaries (other than ACG Assets) at the time of the Distribution.

“GAMCO Board” has the meaning set forth in the Recitals.

“GAMCO Business” shall mean all business and operations of the GAMCO Group other than the ACG Business.

“GAMCO Class A Stock” has the meaning set forth in the Recitals.

“GAMCO Class B Stock” has the meaning set forth in the Recitals.

“GAMCO Common Stock” has the meaning set forth in the Recitals.

“GAMCO Group” shall mean GAMCO and its Subsidiaries, other than the ACG Group.

“GAMCO Group Assets” shall mean all Assets of the Parties and their respective Subsidiaries, other than the ACG Group Assets.

“GAMCO Group Liabilities” shall mean all Liabilities of the Parties and their respective Subsidiaries, other than the ACG Group Liabilities.

“GAMCO Indemnifiable Loss” has the meaning set forth in Section 6.3.

“GAMCO Note” a $250 million, five-year, 4.0% note issued by GAMCO to ACG, the original principal amount of which will be paid off by GAMCO ratably over five years, or sooner at GAMCO’s option, with interest payable in cash or, subject to certain exceptions, in kind, at GAMCO’s option.

“Governmental Authority” shall mean any federal, state or local court, government, department, commission, board, bureau, agency, official or other regulatory or administrative authority.

“Group” shall mean the ACG Group or the GAMCO Group, as applicable.

“GSI” shall mean Gabelli Securities, Inc., which, prior to the Distribution, is a 93.9% owned subsidiary of GAMCO.

“GSI Note” a note issued by GSI to GAMCO in the amount of $150,000,000, with an interest rate of 4.0%, and payable on demand.

“Indemnifiable Loss” has the meaning set forth in Section 6.3.

“Indemnifying Party” has the meaning set forth in Section 6.5.

“Indemnitee” has the meaning set forth in Section 6.5.

“Information” of a Party shall mean any and all information that such Party or any of its Representatives, whether furnished orally or in writing or by any other means or gathered by inspection and regardless of whether the same is specifically marked or designated as “confidential” or “proprietary,” together with any and all notes, memoranda, analyses, compilations, studies or other documents (whether in hard copy or electronic media) prepared by the receiving Party or any of its Representatives which contain or otherwise reflect such information, together with any and all copies, extracts or other reproductions of any of the same; provided, however, that for the purposes hereof, all information relating to the GAMCO Group and the GAMCO Businesses in the possession of any member of the ACG Group at the time of the Distribution shall be deemed to have been furnished by the GAMCO Group and all information relating to the ACG Group and the ACG Businesses in the possession of any member of the GAMCO Group at the time of the Distribution shall be deemed to have been furnished by the ACG Group; and further provided that the term “Information” does not include information that:

(i)    is or becomes generally available to the public through no wrongful act of the receiving Party or its Representatives;

(ii)     is or becomes available to the receiving Party on a non-confidential basis from a source other than the providing Party or its Representatives, provided that such source is not known by the receiving Party to be subject to a confidentiality agreement with the providing Party; or

(iii)  has been independently acquired or developed by the receiving Party without violation of any of the obligations of the receiving Party or its Representatives under this Agreement.

“Information Statement” shall mean the information statement and any related documentation to be distributed to holders of GAMCO Common Stock in connection with the Distribution, including any amendments or supplements thereto.

“Internal Transactions” shall mean, subject to the satisfaction or waiver of the conditions set forth in Section 3.3:

(i)    subsequent to the Record Date and prior to the Distribution Date, the issuance by GAMCO of shares of GAMCO Class A Stock held in GAMCO’s treasury with a value of $150,000,000 to GSI in exchange for the GSI Note; and

(ii)   the issuance of the GAMCO Note to ACG.

“Liabilities” shall mean any and all debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto.

“Party” has the meaning set forth in the Preamble.

“Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or entity of any kind.

“Record Date” shall mean the record date for the Distribution determined by the GAMCO Board for the Distribution.

“Record Holders” has the meaning set forth in Section 3.1.

“Representatives” of a Party shall mean such Party’s officers, directors, employees, accountants, counsel, investment bankers, financial advisors, consultants and other representatives.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Service Mark and Name License Agreement” shall mean the Service Mark and Name License Agreement, of even date herewith, by and between GAMCO and ACG.

“Subsidiary” shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (i) such Person or any other Subsidiary of such Person is a general partner or (ii) at least 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or at least 50% of the value of the outstanding equity is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Tax Indemnity and Sharing Agreement” shall mean the Tax Indemnity and Sharing Agreement, dated of even date herewith, by and between GAMCO and ACG.

“Third-Party Claim” has the meaning set forth in Section 6.6(a)

“Transferee” has the meaning set forth in Section 2.3.

“Transferor” has the meaning set forth in Section 2.3.

1.2      General Interpretive Principles. (a) Words in the singular will include the plural and vice versa, and words of one gender will include the other gender, in each case, as the context requires, (b) the word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified, (c) any reference to any federal, state, local or foreign statute, law or code will be deemed to also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires and (d) any reference to any agreement will be deemed to mean the agreement as it may be amended from time to time.

ARTICLE II

Recapitalization and Separation

2.1      Recapitalization of ACG.  Subject to the satisfaction or waiver of the conditions set forth in Section 3.3, GAMCO and ACG will cause the following to occur after the Record Date and before the Distribution Time:

(a)       the Internal Transactions will be completed;

(b)       in partial exchange for the transfer of Assets contemplated by Section 2.2, ACG will issue to GAMCO a number of shares of ACG Common Stock (the “Recapitalization”) such that the number of shares of ACG Class A Stock and ACG Class B Stock issued and outstanding immediately before the Distribution Time will equal the number of shares of GAMCO Class A Stock and GAMCO Class B Stock, respectively, issued and outstanding as of the Record Date, which ACG Common Stock owned by GAMCO will constitute all of the issued and outstanding capital stock of ACG; and

2.2      Transfer of Assets and Assumption of Liabilities.

(a)       Subject to the satisfaction or waiver of the conditions set forth in Section 3.3, at or shortly before the Distribution Time, GAMCO will transfer, and will cause the other members of the GAMCO Group to transfer, to ACG and the other members of the ACG Group, and ACG and the other members of the ACG Group will receive and accept from GAMCO and the other members of the GAMCO Group, all of GAMCO’s and the members of the GAMCO Group’s respective right, title and interest in the ACG Group Assets.

(b)       Subject to the satisfaction or waiver of the conditions set forth in Section 3.3, at or shortly before the Distribution Time, ACG and the members of the ACG Group, as applicable, will assume, or have responsibility for, the ACG Group Liabilities.  Except as otherwise agreed by the Parties, after the Distribution Time, ACG will defend Actions that constitute ACG Group Liabilities and GAMCO will defend Actions that constitute GAMCO Group Liabilities.  From and after the Distribution Time, ACG and GAMCO will be responsible for full payment and performance of all ACG Group Liabilities and GAMCO Group Liabilities, respectively, regardless of when or where these Liabilities arose or arise, or whether the facts on which they are based occurred before, on or after the date of this Agreement, regardless of where or against whom these Liabilities are asserted or determined or whether asserted or determined before, on or after the date of this Agreement.

(c)       To the extent that any transfer or assumption of an Asset or a Liability required under this Section 2.2 is not made as of the Distribution Time (any such Asset or Liability, a “Delayed Transfer Asset” or a “Delayed Transfer Liability”):

(i)    GAMCO and ACG will, and will cause the members of the GAMCO Group and the ACG Group, respectively, to use commercially reasonable efforts and cooperate to effect the transfer or assumption of the Asset or the Liability as promptly as practicable following the Distribution Time; and

(ii)   GAMCO will, with respect to any Delayed Transfer Asset, use commercially reasonable efforts to make available to ACG the benefit of any Delayed Transfer Asset. GAMCO will, with respect to any Delayed Transfer Liability, retain the Delayed Transfer Liability for the account of ACG.

In each case GAMCO and ACG will act in a manner to place each Party, insofar as is reasonably possible, in the same position as would have existed had the Delayed Transfer Asset or Delayed Transfer Liability been transferred or assumed at or before the Distribution Time if so contemplated in this Agreement. Except as required by applicable law, the Parties will treat, for tax purposes, any Asset or Liability transferred pursuant to this Section 2.2(c) as having been transferred to the relevant Transferee immediately before the Distribution Time.  To the extent that either Party is provided the use or benefit of any Asset of the other Group or has any Liability of the other Group held for its account under this Section 2.2(c), the Party receiving the benefit of the Asset or on whose behalf the Liability is held will, to the extent permitted by Law, perform, for the benefit of the other Party and any third Person, the obligations of the other Party thereunder or in connection therewith, or as may be directed by the other Party.

(d)       If after the Distribution Date any Party (or any member of the Party’s respective Group) receives or continues to possess any Asset (other than a Delayed Transfer Asset) that should have been transferred to the other Party (or any member of the Party’s respective Group) under this Agreement, the Party (or the member of the Party’s respective Group) will promptly transfer, or cause to be transferred, the Asset to the other Party (or the member of the Party’s respective Group). Before any transfer under this Section 2.2(d) the Person holding the Asset will hold the Asset in trust for the other Person. The Parties agree to treat, for tax purposes to the extent permitted by applicable law, any Asset transferred pursuant to this Section 2.2(d) as having been transferred to the relevant Transferee immediately before the Distribution Time or at such other time as the Parties agree.

(e)       Notwithstanding the foregoing, the obligations under this Section 2.2(e) shall expire on the second anniversary of the Distribution Time.

2.3      Agreements with Respect to the Transfer of Assets. With respect to each Asset transferred by one Party, or a member of that Party’s Group (the “Transferor”), to the other Party, or a member of the other Party’s Group (the “Transferee”), under this Agreement, the Transferor effective as of the transfer date will execute and deliver to the Transferee all Conveyance and Assumption Instruments as may be reasonably necessary to effectuate the transfer or to confirm the fact of the transfer to third parties or to the public on the public records.

2.4      Amendments to ACG Corporate Documents.  GAMCO will take, and will cause ACG to take, all actions necessary such that, as of the Distribution Time, ACG’s amended and restated certificate of incorporation and amended and restated bylaws will substantially conform to those attached hereto as Exhibit A and Exhibit B.

2.5      Further Assurances.

(a)       In addition to the actions specifically provided for elsewhere in this Agreement, each Party will use its commercially reasonable efforts at and after the Distribution Time to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable Laws and agreements to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

(b)       Each Party will cooperate with the other Party, and without any further consideration, to execute and deliver, or use its commercially reasonable efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any Consents), and to take all other actions as the Party may reasonably be requested to take by the other Party from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements.  Notwithstanding the foregoing or anything else in this Agreement or any Ancillary Agreement to the contrary, no member of either Group will be required to make any payment, incur or become subject to any Liability, agree to any restriction, surrender any right or Asset or otherwise enter into any agreement, or be required to permit to occur any event, that would be material, in relation to the Consent sought, in order to obtain any such Consent.

2.6      No Representations or Warranties.  Except as expressly set forth in this Agreement or in any Ancillary Agreement:

(a)       no member of the GAMCO Group or the ACG Group is making any representation or warranty of any kind whatsoever, express or implied, to any Party or any member of the GAMCO Group or the ACG Group in any way with respect to any of the transactions contemplated by this Agreement or the business, Assets, condition or prospects (financial or otherwise) of, or any other matter involving, any GAMCO Group Assets, any GAMCO Group Liabilities, the GAMCO Business, any ACG Group Assets, any ACG Group Liabilities or the ACG Business;

(b)       each Party and each member of each Group will take all of the Assets and Liabilities transferred to or assumed by it under this Agreement or any Ancillary Agreement on an “as is, where is” basis, and all implied warranties of merchantability, fitness for a specific purpose or otherwise are expressly disclaimed; and

(c)       none of GAMCO, ACG or any member of the GAMCO Group or the ACG Group or any other Person makes any representation or warranty with respect to the Internal Transactions, the Separation, the Distribution or the entering into of this Agreement or the transactions contemplated by this Agreement.

ARTICLE III

Plan of Reorganization Transactions

3.1      Delivery to Distribution Agent.  GAMCO will deliver to Computershare Trust Company, N.A., as distribution agent (the “Distribution Agent”), for the benefit of holders of record of GAMCO Common Stock at the close of business on the Record Date (the “Record Holders”) a stock certificate representing (or authorize the related book-entry transfer of) all outstanding shares of ACG Common Stock and will order the Distribution Agent to effect the Distribution in the manner set forth in Section 3.2

3.2      Mechanics of the Distribution.

(a)       GAMCO will direct the Distribution Agent to, as promptly as practicable following the Distribution Time, distribute to each Record Holder a number of shares of ACG Class A Stock and ACG Class B Stock equal to the number of shares of GAMCO Class A Stock and GAMCO Class B Stock, respectively, held by such Record Holder on the Record Date. All of the shares of ACG Common Stock so issued will be fully paid and non-assessable.  The Distribution will be effective as of the Distribution Time.

(b)       GAMCO will direct the Distribution Agent to determine, as soon as is practicable after the Distribution Date, the number of fractional shares, if any, of ACG Common Stock allocable to each Record Holder entitled to receive ACG Common Stock in the Distribution and to promptly aggregate all the fractional shares and sell the whole shares obtained thereby, in open market transactions or otherwise, at the then-prevailing trading prices, and to cause to be distributed to each Record Holder, in lieu of any fractional share, each Record Holder’s ratable share of the proceeds of the sale, after making appropriate deductions of the amounts required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to the sale.

3.3      Conditions Precedent to the Distribution.  Neither the Distribution nor the related transactions set forth in this Agreement or in any of the Ancillary Agreements will become effective unless the following conditions have been satisfied, at or before the Distribution Time:

(a)       the Form 10 shall be effective under the Exchange Act, with no stop order in effect with respect thereto;

(b)       the Information Statement has been mailed to GAMCO’s stockholders;

(c)       the actions and filings, if any, necessary under securities and blue sky laws of the states of the United States and any comparable laws under any foreign jurisdictions have been taken and become effective;

(d)       the approval for listing of the ACG Class A Stock on the New York Stock Exchange, subject to official notice of issuance, has been obtained;

(e)       GAMCO shall have received an opinion from its tax counsel regarding the tax-free status of the Distribution;

(f)        no order, injunction, decree or regulation issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution will be in effect and no other event outside GAMCO’s control will have occurred or failed to occur that prevents the consummation of the Distribution; and

(g)       no event or development has occurred or exists that in the good faith judgment of the GAMCO Board, in its sole discretion, makes the Distribution inadvisable.

ARTICLE IV
Payment of Liabilities

4.1      Payment of Liabilities.  Subject to ARTICLE VI of this Agreement, from and after the Distribution Time, (i) ACG shall indemnify GAMCO and its respective Representatives with respect to any claims relating to ACG Businesses, the ACG Group, or ACG Liabilities and (ii) GAMCO shall indemnify ACG and its Representatives with respect to any claims relating to GAMCO Assets, GAMCO Businesses, GAMCO Group, or GAMCO Liabilities.

ARTICLE V
Other Agreements

5.1      Use of Names.  ACG shall have all rights in and use of the following names: Associated Capital Group, Inc.; Gabelli & Partners, LLC; G.research, LLC; Gabelli Convertible Holdings, LLC; and Gabelli Direct, Inc.

5.2      Books and Records.  Prior to or as promptly as practicable after the Distribution and from time to time thereafter as requested by ACG, GAMCO shall deliver or cause to be delivered to ACG all corporate books and records of the ACG Group in the possession of GAMCO and the relevant portions (or copies thereof) of all corporate books and records of GAMCO or any member of the GAMCO Group relating directly and primarily to the ACG Group Assets, the ACG Group, the ACG Businesses, or the ACG Group Liabilities, including, in each case, all agreements, litigation files, government filings and tax records and files.  From and after the Distribution, all such books, records and copies shall be the property of ACG.  GAMCO may retain copies of all such corporate books and records, subject to the provisions of Section 5.5 below.

5.3      Access to Information.  Upon reasonable notice, each Party shall, and shall cause its Subsidiaries to afford to Representatives of the other Party reasonable access, during normal business hours throughout the period prior to and following the Distribution, to all of its properties, books, contracts, commitments, and records (including, but not limited to, tax returns) relating to the other Party, its business or its Liabilities and, during such period, each Party shall, and shall cause its Subsidiaries to, furnish promptly to the other Party (i) access to each report, schedule and other document filed or received by it or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to any federal or state regulatory agency or commission and (ii) access to all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably requested by the other Party in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement; provided, however, that ACG and the ACG Group shall be required to grant such access only with respect to information necessary to or required by GAMCO in preparation of tax returns.  Subject to Section 5.6, nothing in this Section 5.3 shall require the Parties to take any action or furnish any access or information which would cause or could reasonably be expected to cause the waiver of any applicable attorney-client privilege.  All information for which access is provided hereunder shall be subject to the confidentiality provisions of Section 5.5.

5.4      Retention of Records.  If any information relating to the businesses, Assets or Liabilities of the GAMCO Group or the ACG Group is retained by the ACG Group or the GAMCO Group, respectively, each of GAMCO and ACG shall, and shall cause the other members of the GAMCO Group and the ACG Group, respectively, to retain all such information in the GAMCO Group’s or the ACG Group’s possession or under its control until such information is at least ten (10) years old, except that if, prior to the expiration of such period, any member of the GAMCO Group or the ACG Group wishes to destroy or dispose of any such information that is at least three years old, prior to destroying or disposing of any of such information, (a) GAMCO or ACG, on behalf of the member of the GAMCO Group or the ACG

Group that is proposing to dispose of or destroy any such information, shall provide no less than 45 days’ prior written notice to the other Party, specifying the information proposed to be destroyed or disposed of, and (b) if, prior to the scheduled date of such destruction or disposal, the other Party requests in writing that any of the information proposed to be destroyed or disposed of be delivered to such other Party, GAMCO or ACG, as applicable, shall promptly arrange for the delivery of the requested information to a location specified by, and at the expense of, the requesting Party.  Notwithstanding any of the above, each Party shall retain those documents as required by law, rule, regulation, or court order.

5.5      Confidentiality.

(a)       Each Party hereto shall keep and shall cause its Representatives to keep each of the other Parties’ Information strictly confidential and will disclose such Information only to such of its Representatives who need to know such Information and who agree to be bound by this Section 5.5 and not to disclose such Information to any other Person, except as set forth in Section 5.5(b).  Without the prior written consent of the other Party, neither Party nor any of its respective Representatives shall disclose any other Party’s Information to any Person or entity except as may be required by law or judicial process and in accordance with Section 5.5(b).

(b)       In the event that any Party or any of its Representatives receives a request or is required by law or judicial process to disclose to a court or other tribunal all or any part of any of the other Party’s Information, each receiving Party or its Representatives shall promptly notify the other Party of the request in writing, and consult with and assist the other Party in seeking a protective order or request for other appropriate remedy.  In the event that such protective order or other remedy is not obtained or the other Party waives compliance with the terms hereof, such receiving Party or its Representatives, as the case may be, shall disclose only that portion of the Information or facts which, in the written opinion of each receiving Party’s outside counsel, is legally required to be disclosed, and each Party will exercise its respective commercially reasonable best efforts to assure that confidential treatment will be accorded such Information or facts by the Persons or entities receiving the same.  Each providing Party will be given an opportunity to review the Information or facts prior to disclosure.

5.6      Privileged Information.

(a)       Each Party hereto acknowledges that (i) each member of the GAMCO Group and each member of the ACG Group has or may obtain Information regarding a member of the ACG Group or the GAMCO Group, respectively, or any of its operations, employees, Assets or Liabilities, as applicable, that is or may be protected from disclosure pursuant to attorney-client privilege, the work product doctrine or other applicable privileges (“Privileged Information”); (ii) actual, threatened or future litigation, investigations, proceedings (including arbitration), claims, or other legal matters have been or may be asserted by or against, or otherwise affect, GAMCO and/or ACG (or the GAMCO Group and/or the ACG Group) (“Litigation Matters”); (iii) GAMCO and ACG have a common legal interest in Litigation Matters, in the Privileged Information, and in the preservation of the confidential status of the Privileged Information, in each case relating to the GAMCO Assets, GAMCO Businesses, the GAMCO Group or GAMCO Group Liabilities or the ACG Assets, ACG Businesses, the ACG Group, or the ACG Group Liabilities as it or they existed at the time of the Distribution or relating to or arising in connection with the relationship between the constituent elements of the GAMCO Group and the ACG Group on or prior to the time of the Distribution; and (iv) GAMCO and ACG intend that the transactions contemplated by this Agreement, the Administrative Agreement and any transfer of Privileged Information in connection herewith or therewith shall not operate as a waiver of any potentially applicable privilege.

(b)       Each of GAMCO and ACG agrees, on its own behalf and on behalf of the GAMCO Group and the ACG Group, respectively, not to disclose or otherwise waive any privilege attaching to any Privileged Information relating to the GAMCO Assets, GAMCO Businesses, GAMCO Group or GAMCO Liabilities, or the ACG Assets, ACG Businesses, ACG Group or ACG Liabilities as it or they existed at the time of the Distribution or relating to or arising in connection with the relationship between the constituent elements of the GAMCO Group and the ACG Group on or prior to the time of the Distribution, without providing prompt written notice to and obtaining the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed if the other Party certifies that such disclosure is to be made in response to a likely threat of suspension, debarment, criminal indictment, or similar action; provided, however, that GAMCO and ACG may make disclosure or waiver with respect to Privileged Information if such Privileged Information related, in the case of GAMCO, solely to the GAMCO Assets, GAMCO Businesses, GAMCO Group, or GAMCO Liabilities as each existed prior to the time of the Distribution, or in the case of ACG, solely to the ACG Assets, ACG Businesses, ACG Group, or ACG Liabilities as each existed prior to the time of the Distribution.  The Parties will use commercially reasonable efforts to limit any such disclosure or waiver to the maximum extent possible and shall seek the execution of a confidentiality agreement by the third party or parties to which such disclosure or waiver is made.

(c)       Upon any member of the GAMCO Group or the ACG Group, as the case may be, receiving any subpoena or other compulsory disclosure notice from a court, other governmental agency or otherwise that requests disclosure of Privileged Information, in each case relating to the GAMCO Assets, GAMCO Businesses, GAMCO Group, or GAMCO Liabilities or the ACG Assets, ACG Businesses, ACG Group, or ACG Liabilities as it or they existed at the time of the Distribution or relating to or arising in connection with the relationship between the constituent elements of the GAMCO Group and the ACG Group on or prior to the time of the Distribution, the recipient of the notice shall promptly provide to GAMCO, in the case of receipt by a member of the ACG Group, or to ACG, in the case of receipt by a member of the GAMCO Group, a copy of such notice, the intended response, and all materials or information relating to the other Party (or its Subsidiaries) that might be disclosed.  In the event of a disagreement as to the intended response or disclosure, unless and until the disagreement is resolved, GAMCO and ACG shall cooperate to assert all defenses to disclosure claimed by either Party (or its Subsidiaries), at the cost and expense of the Party claiming such defense to disclosure, and shall not disclose any disputed documents or information until all legal defenses and claims of privilege shall have been determined.

5.7      Cooperation.  The Parties shall cooperate with each other in all reasonable respects to ensure that the transactions contemplated herein are carried out in accordance with their terms.

5.8      Rent, Furniture, Equipment, etc.  ACG may elect to lease premises at One Corporate Center, Rye, NY and, to the extent feasible and appropriate, lease office equipment.  ACG shall bear the cost of such leases.

5.9      Transaction Expenses.  Except as otherwise agreed between the Parties, GAMCO and ACG shall each be responsible for its out-of-pocket expenses (including attorney’s fees) incurred in connection with the Distribution.

5.10   Receivables Collection and Other Payments.  If, after the Distribution, any member of the GAMCO Group or the ACG Group receives payments belonging to the ACG Group or the GAMCO Group, respectively, the recipient shall promptly account for and remit same to the other Party.

5.11   Insurance.  From and after the time of the Distribution, (a) GAMCO shall maintain, at its sole cost and expense, all insurance coverage existing at the time of the Distribution related to the ACG Assets, the ACG Group and the ACG Businesses for periods prior to the Distribution (and shall include ACG or the members of the ACG Group, as applicable, as a named insurer thereunder), (b) GAMCO shall be responsible for obtaining and maintaining all insurance coverage relating to the GAMCO Assets, GAMCO Group, and GAMCO Businesses for periods prior to and after the Distribution, and (c) ACG shall be responsible for obtaining and maintaining all insurance coverage relating to the ACG Assets, the ACG Group and ACG Businesses for the period from and after the Distribution.  Without limiting the foregoing, the Assets of ACG insured pursuant to clause (a) above shall include any and all rights of an insured party, including without limitation rights of indemnity, the right to be defended by or at the expense of the insurer and the right to receive insurance proceeds.  The Parties hereto shall cooperate with regards to the administration of insurance policies contemplated hereunder (including accounting and reporting obligations and the distribution of insurance proceeds) and shall share material information concerning such matters so that both GAMCO and ACG are aware on a continuing basis of material matters relevant to joint dealings with insurers.  Except as set forth herein, nothing in this Agreement shall be construed or deemed to limit the right of GAMCO or ACG to obtain and administer future insurance policies on whatever terms such Party believes to be advisable.

ARTICLE VI
Indemnification and Releases

6.1      Mutual Release.  Effective as of the Distribution and except as otherwise specifically set forth in this Agreement, each of GAMCO on the one hand, and ACG, on the other hand, releases and forever discharges the other Party or Parties and their respective Affiliates, and its and their directors, officers, employees and agents of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and liabilities whatsoever of every name and nature, both in law and in equity, against each such other Party or any of its assigns, which each releasing Party has or ever had, which arise out of or relate to events, circumstances or actions taken by each such other Party prior to the Distribution; provided, however, that the foregoing general release shall not apply to this Agreement, or the transactions contemplated hereby, and shall not affect each Party’s right to enforce this Agreement or any other agreement contemplated hereby in accordance with its terms.  Each Party understands and agrees that, except as otherwise specifically provided herein, neither the other Party or Parties nor any of their Subsidiaries is, in this Agreement or any other agreement or document, representing or warranting to any Party in any way as to the Assets, business or Liabilities transferred or assumed as contemplated hereby or thereby or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Agreement.

6.2      Indemnification by GAMCO.  From and after the time of the Distribution, GAMCO shall indemnify, defend and hold harmless the ACG Group and each of their respective directors, officers, employees, agents, and Affiliates, and each of the heirs, executors, successors and assigns of any of the foregoing (the “ACG Indemnitees”) from and against any and all losses, Liabilities and damages, including the costs and expenses of any and all actions, threatened actions, demands, assessments, judgments, settlements, and compromises relating thereto, attorneys’ fees, and any and all expenses whatsoever reasonably incurred in investigating, preparing, or defending against any such actions or threatened actions (collectively, “ACG Indemnifiable Losses” and, individually, a “ACG Indemnifiable Loss”) incurred or suffered by a ACG Indemnitee arising out of (a) the failure or alleged failure of GAMCO or any of its Subsidiaries to pay, perform or otherwise discharge in due course any of the GAMCO Group Liabilities, (b) the breach by GAMCO of any its obligations under this Agreement, and (c) any untrue statement or alleged untrue statement of a material fact (i) contained in any document filed with the SEC by GAMCO pursuant to the Securities Act, the Exchange Act;or any other applicable securities rule, regulation or law, (ii) otherwise disclosed to investors or potential investors in any member of the GAMCO Group by any member of the GAMCO Group, or (iii) furnished to any ACG Indemnitee by any member of the GAMCO Group for inclusion in any public disclosures to be made by any ACG Indemnitee, including filings with the SEC or disclosures to investors or potential investors in any member of the ACG Group, or any omission or alleged omission to state in any information described in clauses (i), (ii) or (iii) above a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, indemnification will be available under clause (c) of this Section 6.2 only to the extent that those ACG Indemnifiable Losses are caused by any such untrue statement or omission or alleged untrue statement or omission, and the information which is the subject of such untrue statement or omission or alleged untrue statement or omission was not supplied after the Distribution by a member of the ACG Group or an agent thereof acting on its behalf.

6.3      Indemnification by ACG.  From and after the time of the Distribution, ACG shall indemnify, defend and hold harmless the GAMCO Group and each of their respective directors, officers, employees, agents, and Affiliates, and each of the heirs, executors, successors, and assigns of any of the foregoing (the “GAMCO Indemnitees”) from and against any and all losses, Liabilities, and damages, including the costs and expenses of any and all actions, threatened actions, demands, assessments, judgments, settlements, and compromises relating thereto, attorneys’ fees, and any and all whatsoever reasonably incurred in investigating, preparing, or defending against any such actions or threatened actions (collectively, “GAMCO Indemnifiable Losses” and, individually, a “GAMCO Indemnifiable Loss”) incurred or suffered by a GAMCO Indemnitee arising out of (a) the failure or alleged failure of ACG or any of its Subsidiaries to pay, perform or otherwise discharge in due course any of the ACG Group Liabilities, (b) the breach by ACG of any of its respective obligations under this Agreement, and

(c) any untrue statement or alleged untrue statement of a material fact (i) contained in any document filed with the SEC by ACG following the Distribution pursuant to the Securities Act, the Exchange Act, or any other applicable securities rule, regulation or law, (ii) otherwise disclosed following the Distribution to investors or potential investors in any member of the ACG Group by any member of the ACG Group, or (iii) furnished to any GAMCO Indemnitee by any member of the ACG Group for inclusion in any public disclosures to be made by any GAMCO Indemnitee, including filings with the SEC or disclosures to investors or potential investors in any member of the GAMCO Group; or any omission or alleged omission to state in any information described in clauses (i), (ii) or (iii) above a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, indemnification will be available under clause (c) of this Section 6.3 only to the extent that those GAMCO Indemnifiable Losses are caused by any such untrue statement or omission or alleged untrue statement or omission, and the information which is the subject of such untrue statement or omission or alleged untrue statement or omission was not supplied by a member of the GAMCO Group or an agent thereof acting on its behalf.  The ACG Indemnifiable Losses and the GAMCO Indemnifiable Losses are collectively referred to as the “Indemnifiable Losses.”

6.4      Taxes.  ACG agrees to indemnify and hold harmless each member of the GAMCO Group from and against (i) any and all Distribution Taxes resulting from or attributable to any act or failure to act on the part of any member of the ACG Group following the Distribution and (ii) all Liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorney’s fees and expenses), losses, damages, assessments, settlements, or judgments arising out of or incident to the imposition, assessment, or assertion of any Tax or adjustment described in this subsection.

6.5      Insurance Proceeds, Tax Benefits; Mitigation.  The amount which any Party (an “Indemnifying Party”) is or may be required to pay to any other Person (an “Indemnitee”) pursuant to Sections 6.2 or 6.3 above shall be reduced (including retroactively) by (i) any insurance proceeds or other amounts actually recovered by or on behalf of each such Indemnitee in reduction of the related Indemnifiable Loss and (ii) any tax benefits realized by each such Indemnitee based on the actual reduction in tax liability by reason of such loss (and shall be increased by any tax liability incurred by each such Indemnitee based on such indemnity payment).  If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive insurance proceeds, tax benefits, or other amounts in respect of such Indemnifiable Loss as specified above, then each such Indemnitee shall pay to each such Indemnifying Party a sum equal to the amount of such insurance proceeds, tax benefits actually realized, or other amounts actually received.  Each Indemnitee shall take all reasonable steps to mitigate all losses, including availing itself of any defenses, limitations, rights of contribution, claims against third parties and other rights at law (it being understood that any reasonable out-of-pocket costs paid to third parties in connection with such mitigation shall constitute losses) and shall provide such evidence and documentation of the nature and extent of any loss as may be reasonably requested by each Indemnifying Party.

6.6      Procedure for Indemnification.

(a)       If an Indemnitee shall receive notice or otherwise learn of the assertion by a person (including any governmental entity) who is not a party to this Agreement or to any of the Ancillary Agreements or Conveyance and Assumption Instruments of any claim or of the commencement by any such Person of any action (a “Third-Party Claim”) with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement, each such Indemnitee shall give each such Indemnifying Party written notice thereof promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of any Indemnitee to give notice as required by this Section 6.6 shall not relieve each Indemnifying Party of its obligations under this ARTICLE VI, except to the extent that each such Indemnifying Party is prejudiced by such failure to give notice.  Such notice shall describe the Third-Party Claim in reasonable detail and shall indicate the amount (estimated if necessary) of the Indemnifiable Loss that has been or may be sustained by each such Indemnitee.

(b)       An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel reasonably acceptable to each Indemnitee, any Third-Party Claim, provided that the Indemnifying Party must confirm in writing that it agrees that each Indemnitee is entitled to indemnification hereunder in respect of such Third-Party Claim.  Within 30 days of the receipt of notice from an Indemnitee in accordance with Section 6.6(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify each Indemnitee of its election whether to assume responsibility for such Third-Party Claim (provided that if the Indemnifying Party does not so notify each Indemnitee of its election within 30 days after receipt of such notice from each Indemnitee, the Indemnifying Party shall be deemed to have elected not to assume responsibility for such Third-Party Claim), and each Indemnitee shall cooperate in the defense or settlement or compromise of such Third-Party Claim.  After notice from an Indemnifying Party to each Indemnitee of its election to assume responsibility for a Third-Party Claim, such Indemnifying Party shall not be liable to each such Indemnitee under this ARTICLE VI for any legal or other expenses (except expenses approved in advance by the Indemnifying Party) subsequently incurred by each such Indemnitee in connection with the defense thereof; provided, however, that if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and in such Indemnitees’ reasonable judgment there exists a conflict of interest between such Indemnitees and the Indemnifying Party, such Indemnitees shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by each such Indemnifying Party.  If any Indemnifying Party elects not to assume responsibility for a Third-Party Claim (which election may be made only in the event of a good faith dispute that a claim was inappropriately tendered under Section 6.2 or 6.3, as the case may be), each such Indemnitee may defend or (subject to the following sentence) seek to compromise or settle such Third-Party Claim without prior written notice to each such Indemnifying Party, which shall have the option within fifteen days following the receipt of such notice (i) to reject the settlement and assume all past and future responsibility for the claim, including reimbursing each Indemnitee for prior expenditures in connection with the claim, (ii) to reject the settlement and continue to refrain from participation in the defense of the claim, in which event each such Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement if each Indemnitee elects to proceed therewith, (iii) to approve the amount of the settlement, reserving each such Indemnifying Party’s right to contest each Indemnitee’s right to indemnity, or (iv) to approve and agree to pay the settlement.  In the event such Indemnifying Party makes no response to such written notice from an Indemnitee, the Indemnifying Party shall be deemed to have elected option (ii).

(c)       If an Indemnifying Party chooses to defend or to seek to compromise any Third-Party Claim, each Indemnitee shall make available to such Indemnifying Party any personnel and any books, records, or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, within the reasonable discretion of each such Indemnifying Party.

(d)       Notwithstanding anything else in this Section 6.6 to the contrary, an Indemnifying Party shall not settle or compromise any Third-Party Claim unless (i) such settlement or compromise contemplates as an unconditional term thereof the giving by such claimant or plaintiff to each Indemnitee of a written release from all liability in respect of such Third-Party Claim and (ii) such settlement does not provide for any non-monetary relief by any Indemnitee unless each such Indemnitee consents thereto.  In the event any Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, each such Indemnitee may continue to contest such Third-Party Claim free of any participation by such Indemnifying Party, at each such Indemnitee’s sole expense.  In such event, the obligation of such Indemnifying Party to each such Indemnitee with respect to such Third-Party Claim shall be equal to (i) the costs and expenses of each such Indemnitee prior to the date such Indemnifying Party notifies each such Indemnitee of such offer of settlement or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) plus (ii) the lesser of (A) the amount of any offer of settlement or compromise which each such Indemnitee declined to accept and (B) the actual out-of-pocket amount each such Indemnitee is obligated to pay subsequent to such date as a result of each such Indemnitee’s continuing to pursue such Third-Party Claim.

(e)       Any claim on account of an Indemnifiable Loss which does not result from a Third-Party Claim shall be asserted by written notice given by an Indemnitee to each applicable Indemnifying Party.  Each such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to notify each applicable Indemnitee of the Indemnifying Party’s response to the claim.  If each such Indemnifying Party does not so notify each such Indemnitee during such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment.  If each such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, each such Indemnitee shall be free to pursue such remedies as may be available to such Party under applicable law or under this Agreement or any other agreement or arrangement between the Parties.

(f)        In addition to any adjustments required pursuant to Section 6.5, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement, or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by each Indemnitee to each Indemnifying Party.

(g)       In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim.  Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

6.7      Contribution.  If for any reason the indemnification provided for in Section 6.2 or 6.3 is unavailable to any Indemnitee, or is insufficient to hold such Indemnitee harmless, then the Indemnifying Party shall contribute to the amount paid or payable by that Indemnitee as a result of the untrue statement or omission or alleged untrue statement or omission of a material fact, in that proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnitee, on the other hand.  The relative fault shall be determined by reference to, among other things, whether the untrue statement or omission or alleged untrue statement or omission relates to information supplied by the Indemnifying Party or the Indemnitee, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by the Indemnitee referred to above in this Section 6.7 shall be deemed to include, for purposes of this Section 6.7, any legal or other expenses reasonably incurred by the Indemnitee in connection with investigating or defending any such action or claim.  Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.8      Remedies Cumulative.  The remedies provided in this ARTICLE VI shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

6.9      Survival of Indemnities.  The obligations of each of ACG and GAMCO under this ARTICLE VI shall survive the sale or other transfer by it of any Assets or businesses or the assignment by it of any Liabilities, with respect to any Indemnifiable Loss of the other Parties related to such Assets, businesses or Liabilities.

6.10   Tax Matter Not Covered Under This Agreement.  Other than as expressly addressed in this Agreement, any claim for indemnification with respect to any tax Liabilities of the GAMCO Group or the ACG Group shall be governed by the Tax Indemnity and Sharing Agreement.

ARTICLE VII
Miscellaneous and General

7.1      Representations and Warranties.  Each Party represents and warrants to the other Party that (a) it is validly existing and in good standing under the laws of the jurisdiction of incorporation, (b) it has the requisite corporate power and authority to carry on its business as conducted on the date hereof, (c) it has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the Ancillary Agreements, (d) each of this Agreement and the Ancillary Agreements has been duly and validly executed by such Party and is the legal, valid and binding obligation of such Party enforceable in accordance with its terms, and (e) the execution and delivery of this Agreement and the Ancillary Agreements do not and will not (i) violate any provisions of such Party’s certificate or articles of incorporation or bylaws, (ii) violate any law applicable to such Party, (iii) violate any order, judgment, award, or decree of any court or governmental authority applicable to such Party, or (iv) result in any breach or default under any material contract by which such Party is bound.

7.2                 Modification or Amendment.  The Parties hereto may modify or amend this Agreement by written agreement executed and delivered by authorized officers of the respective Parties.

7.3                 Counterparts.  For the convenience of the Parties hereto, this Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and which counterparts shall together constitute the same agreement.

7.4                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles.

7.5                 Notices.  Any notice, request, instruction or other document to be given hereunder by any Party to the other Party shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by facsimile (upon confirmation of receipt) or personally, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other next-day courier service, or (iii) on the third business day following the date of mailing if delivered by United States Certified Mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

If to GAMCO:

GAMCO Investors, Inc.
One Corporate Center
Rye, NY 10580
Attn:  Chief Operating Officer
Facsimile:  (914) 921-5098
Telephone: (914) 921-5020

If to ACG:

Associated Capital Group, Inc.
One Corporate Center
Rye, NY 10580
Attn:  Chief Financial Officer
Facsimile:  (914) 921-5392
Telephone:  (914) 921-5149

7.6                 Captions.  All Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

7.7                 No Third Party Beneficiary.  This Agreement is for the purpose of defining the respective rights and obligations of the Parties hereto and is not for the benefit of any employee, creditor, or other third party, except as may be expressly set forth herein.

7.8                 Assignment; Successors and Assigns.  No Party to this Agreement shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of each of the other Party hereto in its sole and absolute discretion.  Any such conveyance, assignment or transfer without the express written consent of each of the other Party shall be void ab initio.  No assignment of this Agreement or any rights hereunder shall relieve the assigning Party of its obligations hereunder.  Any successor by merger to a Party to this Agreement shall be substituted for such Party as a party to this Agreement and all obligations, duties, and liabilities of the substituted party under this Agreement shall continue in full force and effect as obligations, duties and liabilities of the substituting party, enforceable against the substituting party as a principal, as though no substitution had been made.

7.9                 Certain Obligations.  Whenever this Agreement requires any of the Subsidiaries of any Party to take any action, this Agreement will be deemed to include an undertaking on the part of such Party to cause such Subsidiary to take such action.

7.10          Specific Performance.  In the event of any actual or threatened default in or breach of any of the terms, conditions and provisions of this Agreement, the Party or Parties who are or are to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.  The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.

7.11          Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance is determined to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon any such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

7.12          Arbitration.  Any dispute with respect to this Agreement or any Ancillary Agreement shall be arbitrated in Westchester County, NY in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  There will be a single neutral arbitrator selected who resides in Westchester County, NY.  The American Arbitration Association will provide a list of five (5) neutral arbitrators.  The claimant and respondent will take turns, with the respondent going first, striking one name at a time from the list of five neutral arbitrators.  Each Party will have no more than twenty-four (24) hours to take its turn striking a name of a neutral arbitrator.  The final remaining arbitrator will serve as the neutral arbitrator.  Either Party may apply to the arbitrator seeking injunctive relief until the arbitrator’s award is rendered or the controversy is otherwise resolved.  Either Party also may, without waiving any remedy under this Agreement or any Ancillary Agreement, seek from any New York court having jurisdiction, any interim or provisional relief that is necessary to protect the rights and/or property of that Party, pending the determination of the arbitrator.

[Signatures being on the following page]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto as of the date first above written.

GAMCO INVESTORS, INC.

By:	/s/ Douglas R. Jamieson
	Name:	Douglas R. Jamieson
	Title:	President and Chief Operating Officer

ASSOCIATED CAPITAL GROUP, INC.

By:	/s/ Kieran Caterina
	Name:	Kieran Caterina
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Separation and Distribution Agreement]

Schedule 1.1(a)

Ancillary Agreements

1.                          Service Mark and Name License Agreement, dated November 30, 2015, by and between GAMCO Investors, Inc. and Associated Capital Group, Inc.

2.                          Transitional Administrative and Management Services Agreement, dated November 30, 2015, by and between GAMCO Investors, Inc. and Associated Capital Group, Inc.

3.                          Tax Indemnity and Sharing Agreement, dated November 30, 2015, by and between GAMCO Investors, Inc. and Associated Capital Group, Inc.

Schedule 1.1(a) to Separation and Distribution Agreement

Schedule 1.1(b)

Transferred Subsidiaries

1.                          Gabelli Securities, Inc.

2.                          G.research, LLC

3.                          Gabelli & Partners, LLC

4.                          Gabelli Convertible Holdings, LLC

5.                          Gabelli Direct, Inc.

Schedule 1.1(b) to Separation and Distribution Agreement

Exhibit A

Amended and Restated Certificate of Incorporation

Associated Capital Group, Inc.

[See Attached]

Exhibit A to Separation and Distribution Agreement – 1

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ASSOCIATED CAPITAL GROUP, INC.

Associated Capital Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

(1)         The name of the Corporation is Associated Capital Group, Inc.

(2)         The original Certificate of Incorporation of the Corporation was filed on April 15, 2015 under the name “Gabelli Securities Group, Inc.”  On October 13, 2015, the Corporation filed a Certificate of Amendment to its original Certificate of Incorporation changing its name to “Associated Capital Group, Inc.”

(3)         This Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of the Corporation.

(4)         This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

(5)         Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I
NAME

The name of this Corporation is:  Associated Capital Group, Inc. (the “Corporation”).

ARTICLE II
REGISTERED OFFICE

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, 19808.  The name of the registered agent of the Corporation at that address is Corporation Service Company.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as the same may be amended from time to time, the “DGCL”).

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ARTICLE IV
AUTHORIZED STOCK

4.1                               The total number of shares of all classes of stock which the Corporation shall be authorized to issue is 210,000,000 shares, consisting of: (i) 100,000,000 shares of Class A Common Stock, par value of $0.001 per share (the “Class A Common Stock”), (ii) 100,000,000 shares of Class B Common Stock, par value of $0.001 per share (the “Class B Common Stock”), and (iii) 10,000,000 shares of Preferred Stock, having a par value of $0.001 per share (the “Preferred Stock”).  The powers, preferences and rights, and the qualifications, limitations and restrictions of each class of stock of the Corporation are as set forth in this Article IV.

4.2                               Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Incorporation pursuant to the DGCL, the 100 shares of the Corporation’s Common Stock, par value of $0.001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified into (i) 6,247,452 validly issued, fully paid, and non-assessable shares of Class A Common Stock authorized by Section 4.1 and (ii) 19,196,792 validly issued, fully paid, and non-assessable shares of Class B Common Stock authorized by Section 4.1, in each case automatically and without any action by the Corporation or the holder thereof (the “Reclassification”).  The certificate that prior to the Effective Time represented the Old Common Stock shall from and after the Effective Time represent 6,247,452 shares of Class A Common Stock and 19,196,792 shares of Class B Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that the record holder of the Old Common Stock shall, upon surrender of such certificate, be entitled to receive new certificates evidencing and representing the shares issued pursuant to the Reclassification, unless such record holder elects to only have such shares registered in book-entry form.

4.3                               Common Stock.

(a)                                 Voting.

(1)                                 At each annual or special meeting of stockholders, in the case of any written consent of stockholders in lieu of a meeting and for all other purposes, each holder of record of shares of Class A Common Stock on the relevant record date shall be entitled to one (1) vote for each share of Class A Common Stock standing in such Person’s (as defined below) name on the stock transfer records of the Corporation, and each holder of record of Class B Common Stock on the relevant record date shall be entitled to ten (10) votes for each share of Class B Common Stock standing in such Person’s name on the stock transfer records of the Corporation.  Except as otherwise required by law and subject to the rights of holders of any series of Preferred Stock of the Corporation that may be issued from time to time, the holders of shares of Class A Common Stock and of shares of Class B Common Stock shall vote as a single class on all matters with respect to which a vote of the stockholders of the Corporation is required under applicable law, this Certificate of Incorporation, or the Bylaws of the Corporation, or on which a vote of stockholders is otherwise duly called for by the Corporation, including, but not limited to, the election of directors, matters concerning the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, mergers or consolidations with another entity or entities, dissolution of the Corporation and amendments to

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this Certificate of Incorporation.  Except as otherwise provided in this Article IV or required by applicable law, whenever applicable law, this Certificate of Incorporation or the Bylaws of the Corporation provide for the necessity of an affirmative vote of the stockholders entitled to cast at least a “majority (or any other greater percentage) of the votes which all stockholders are entitled to cast thereon,” or a “majority (or any other greater percentage) of the Voting Stock” (as defined below), or language of similar effect, any and all such language shall mean that the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote as one class and that such majority (or any other greater percentage) consists of a majority (or such other greater percentage) of the total number of votes entitled to be cast in accordance with the provisions of this Article IV.  For purposes of this Certificate of Incorporation, (i) “Voting Stock” shall mean all the then-outstanding shares of capital stock entitled to vote generally in the election of directors, considered as a single class and (ii) “Person”  shall mean a natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity.

(2)                                 Neither the holders of shares of Class A Common Stock nor the holders of shares of Class B Common Stock shall have cumulative voting rights.

(b)                                 Dividends; Stock Splits.  Subject to the rights of the holders of shares of any series of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of shares of Class A Common Stock and shares of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors of the Corporation (the “Board of Directors”) from time to time out of assets or funds of the Corporation legally available therefor.  If at any time a dividend or other distribution in cash or other property (other than dividends or other distributions payable in shares of common stock or other voting securities or options or warrants to purchase shares of common stock or other voting securities or securities convertible into or exchangeable for shares of common stock or other voting securities) is paid on the shares of Class A Common Stock or shares of Class B Common Stock, a like dividend or other distribution in cash or other property shall also be paid on shares of Class B Common Stock or shares of Class A Common Stock, as the case may be, in an equal amount per share.  If at any time a dividend or other distribution payable in shares of common stock or options or warrants to purchase shares of common stock or securities convertible into or exchangeable for shares of common stock is paid on shares of Class A Common Stock or Class B Common Stock, a like dividend or other distribution shall also be paid on shares of Class B Common Stock or Class A Common Stock, as the case may be, in an equal amount per share; provided that, for this purpose, if shares of Class A Common Stock or other voting securities, or options or warrants to purchase shares of Class A Common Stock or other voting securities or securities convertible into or exchangeable for shares of Class A Common Stock or other voting securities, are paid on shares of Class A Common Stock and shares of Class B Common Stock or voting securities identical to the other securities paid on the shares of Class A Common Stock (except that the voting securities paid on the Class B Common Stock may have up to ten (10) times the number of votes per share as the other voting securities to be received by the holders of the Class A Common Stock) or options or warrants to purchase shares of Class B Common Stock or such other voting securities or securities convertible into or exchangeable for shares of Class B Common Stock or such other voting securities, are paid on shares of Class B Common Stock, in an equal amount per share of Class A Common Stock and Class B Common

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Stock, such dividend or other distribution shall be deemed to be a like dividend or other distribution.  In the case of any split, subdivision, combination or reclassification of shares of Class A Common Stock or Class B Common Stock, the shares of Class B Common Stock or Class A Common Stock, as the case may be, shall also be split, subdivided, combined or reclassified so that the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following such split, subdivision, combination or reclassification shall bear the same relationship to each other as did the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification.

(c)                                  Liquidation, Dissolution, etc.  In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution to stockholders, subject to the rights of the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

(d)                                 Mergers, etc.  In the event of any corporate merger, consolidation, purchase, or acquisition of property or stock, or other reorganization in which any consideration is to be received by the holders of shares of Class A Common Stock or the holders of shares of Class B Common Stock, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall receive the same consideration on a per share basis; provided that, if such consideration shall consist in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of shares of Class B Common Stock may receive, on a per share basis, voting securities with up to ten (10) times the number of votes per share as those voting securities to be received by the holders of shares of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with up to ten (10) times the number of votes per share as the voting securities issuable upon exercise of the options or warrants to be received by the holders of the shares of Class A Common Stock, or into which the convertible or exchangeable securities to be received by the holders of the shares of Class A Common Stock may be converted or exchanged).

(e)                                  Power to Sell and Purchase Shares.  Subject to applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such Persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law.  Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such Persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

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(f)                                   Rights Otherwise Identical.  Except as otherwise expressly set forth in this Article IV, the rights of the holders of Class A Common Stock and the rights of the holders of Class B Common Stock shall be in all respects identical.

(g)                                  Preemptive Rights.  The holders of the Class A Common Stock and Class B Common Stock shall have no preemptive rights to subscribe for any shares of any class or series of stock of the Corporation whether now or hereafter authorized.

(h)                                 Conversion of Class B Common Stock.

(1)                                 Voluntary Conversion.  Each share of Class B Common Stock shall be convertible into one (1) fully paid and non-assessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation.  Before any holder of Class B Common Stock shall be entitled to voluntarily convert any shares of such Class B Common Stock, such holder shall surrender the certificate or certificates therefor (if any), duly endorsed, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names (i) in which the certificate or certificates representing the shares of Class A Common Stock into which the shares of Class B Common Stock are so converted are to be issued if such shares are certificated or (ii) in which such shares are to be registered in book-entry form if such shares are uncertificated.  The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Common Stock, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form. Such conversion shall be deemed to have been made immediately prior to the close of business on (i) if the Shares of Class B Common Stock are certificated, the date of such surrender of the shares of Class B Common Stock to be converted following or contemporaneously with the written notice of such holder’s election to convert required by this Section 4.3(h)(1) or (ii) if the shares of Class B Common Stock are uncertificated, the date of the Corporation’s receipt of the written notice of such holder’s election to convert required by this Section 4.3(h)(1), and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date.  Each share of Class B Common Stock that is converted pursuant to this Section 4.3(h)(1) shall be retired by the Corporation and shall not be available for reissuance. Notwithstanding the foregoing, if a conversion election under this Section 4.3(h) is made in connection with an underwritten offering of the Corporation’s securities pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of the holder tendering shares of Class B Common Stock for conversion, be conditioned upon the closing by the underwriters of the sale of the Corporation’s securities pursuant to such offering, in which event the holders making such elections who are entitled to receive Class A Common Stock upon conversion of their Class B Common Stock shall not be deemed to have converted such shares of Class B Common Stock until immediately prior to the closing of such sale of the Corporation’s securities in the offering.

(2)                                 Policies and Procedures Relating to Conversions.  The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law

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or the other provisions of this Certificate of Incorporation, to ensure compliance with applicable securities laws in connection with the conversion of Class B Common Stock into Class A Common Stock.

(3)                                 Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of shares of Class A Common Stock that are held in the treasury of the Corporation.

(4)                                 Protective Provision.  The Corporation shall not, whether by merger, consolidation or otherwise, amend, alter, repeal or waive this Section 4.3(h) (or adopt any provision inconsistent therewith), without first obtaining the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation) of the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Certificate of Incorporation or the Bylaws of the Corporation.

4.4                               Preferred Stock.

(a)                                 The holders of the Preferred Stock shall have no preemptive rights to subscribe for any shares of any class or series of stock of the Corporation whether now or hereafter authorized.

(b)                                 The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is authorized to establish and designate one or more series of the Preferred Stock, to issue shares of the Preferred Stock in such series and to fix the number of shares in a series, the rights, designations, powers and preferences, and the qualifications, limitations and restrictions, of each series and the relative rights, preferences and limitations as between series.  The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(1)                                 the number of shares constituting that series and the distinctive designation of that series;

(2)                                 the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the rights of priority, if any, of payments of dividends on shares of that series relative to shares of other classes or series;

(3)                                 whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)                                 whether that series shall have conversion or exchange privileges or be subject to conversion or exchange obligations, and, if so, the terms and conditions of such

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conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

(5)                                 whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6)                                 whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)                                 the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding shares of the Corporation;

(8)                                 the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the rights of priority, if any, of payment of shares of that series relative to shares of other classes or series;

(9)                                 any restrictions on transfers of shares of that series; and

(10)                          any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

ARTICLE V
MANAGEMENT OF THE CORPORATION; BOARD OF DIRECTORS

5.1                               The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and stockholders:

(a)                                 The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b)                                 The Board of Directors shall have the power to make, adopt, alter, amend and repeal the Bylaws of the Corporation without the assent or vote of the stockholders, including, without limitation, the power to fix, from time to time, the number of directors that shall constitute the whole Board of Directors, subject to the right of the stockholders to alter, amend and repeal the Bylaws made by the Board of Directors.

(c)                                  The number of directors of the Corporation shall consist of one or more members and shall be from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation.  Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

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(d)                                 In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the Board of Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board of Directors which would have been valid if such Bylaws had not been adopted.

(e)                                  Subject to any rights of holders of Preferred Stock or any other series or class of stock, any member of the Board of Directors or the entire Board of Directors may be removed, with or without cause, at any time prior to the expiration of his term by the holders of a majority of the shares entitled to vote at an election of directors.

(f)                                   Subject to any rights of holders of Preferred Stock or any other series or class of stock, and unless the Board of Directors otherwise determines, any vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum.

ARTICLE VI
LIMITATION ON LIABILITY AND INDEMNIFICATION

6.1                               To the fullest extent permitted by the DGCL, as it exists on the date hereof or as it may hereafter be amended, a director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived any improper personal benefit.  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

6.2                               The Corporation shall, to the fullest extent permitted by law, indemnify and hold harmless and advance expenses to any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation, any predecessor to the Corporation or any subsidiary or affiliate of the Corporation.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI and applicable law shall not be deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

6.3                               Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any action or

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proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VII
SECTION 203 OF THE DGCL NOT APPLICABLE

The Corporation hereby expressly elects not to be governed by or subject to Section 203 of the DGCL.

ARTICLE VIII
CERTAIN BUSINESS OPPORTUNITIES; CONFLICT OF INTEREST POLICY

8.1                               Certain Definitions for Article VIII.  For purposes of this Article VIII, the following terms have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such Person.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by agreement, or otherwise. The terms “Controls”, “Controlled” and “Controlling” will have corresponding meanings.

a “Disinterested Director” shall mean a director that is not a Gabelli and who does not have a financial interest in the Transaction and interests in an entity that are not equity or ownership interests or that constitute less than 10% of the equity or ownership interests of such entity will not be considered to confer a financial interest on any Person who beneficially owns such interests.

a “Gabelli” includes (i) Mr. Gabelli (as hereinafter defined), so long as he is an officer or director of the Corporation or beneficially owns a controlling interest in the Corporation, (ii) any member of his “immediate family” (which shall include Mr. Gabelli’s spouse, parents, children and siblings) who is at the time an officer or director of the Corporation and (iii) any entity in which Persons qualifying as Gabellis pursuant to clauses (i) and (ii) above beneficially own in the aggregate a controlling interest of the outstanding voting securities or comparable interests.

“Mr. Gabelli” means Mr. Mario J. Gabelli.

“Subsidiary” when used with respect to any Person, means any other Person (1) of which (x) in the case of a corporation, at least (A) 50% of the equity or (B) 50% of the voting interests are owned or Controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries or (y) in the case of any Person other than a corporation, such first Person, one or more of its Subsidiaries, or such first Person and one or more of its Subsidiaries (A) owns at least 50% of the equity interests thereof or (B) has the power to elect or direct the election of at least 50% of the members of the governing body thereof or otherwise has Control over such organization or entity; or (2) that is

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required to be consolidated with such first Person for financial reporting purposes under U.S. Generally Accepted Accounting Principles, as in effect from to time.

“Trigger Date” means the date on which Mr. Gabelli “beneficially” owns (within the meaning of Section 13(d) of the of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect on the effective date of this Certificate of Incorporation) less than a majority of the voting power of our Voting Stock.

8.2                               Certain Acknowledgements.  In recognition and anticipation that:

(a)                                 directors and officers of the Corporation may serve as directors, officers, employees and agents of, or have a controlling interest in, any other corporation, company,  partnership, association, firm or other entity, including, without limitation, Subsidiaries and Affiliates of the Corporation (each an “Other Entity”),

(b)                                 the Corporation, directly or indirectly, may engage in the same, similar or related lines of business as those engaged in by any Other Entity and other business activities that overlap with or compete with those in which such Other Entity may engage,

(c)                                  the Corporation may have an interest in the same areas of business opportunity as any Other Entity, and

(d)                                 the Corporation may engage in material business transactions with any Other Entity and its Affiliates, including, without limitation, receiving services from, providing services to or being a significant customer or supplier to such Other Entity and its Affiliates, and that the Corporation and such Other Entity or one or more of their respective Subsidiaries or Affiliates may benefit from such transactions, and as a consequence of the foregoing, it is in the best interests of the Corporation that the rights of the Corporation, and the duties of any directors or officers of the Corporation (including any such persons who are also directors, officers or employees of any Other Entity), be determined and delineated, as set forth herein, in respect of (x) any transactions between the Corporation and its Subsidiaries or Affiliates, on the one hand, and such Other Entity and its Subsidiaries or Affiliates, on the other hand, and (y) any potential transactions or matters that may be presented to officers or directors of the Corporation, or of which such officers or directors may otherwise become aware, which potential transactions or matters may constitute business opportunities of the Corporation or any of its Subsidiaries or Affiliates.

In recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with any Other Entity and of the benefits to be derived by the Corporation by the possible service as directors or officers of the Corporation and its Subsidiaries of persons who may also serve from time to time as directors, officers or employees of any Other Entity, the provisions of this Article VIII will, to the fullest extent permitted by law, regulate and define the conduct of the business and affairs of the Corporation in relation to such Other Entity and its Affiliates, and as such conduct and affairs may involve such Other Entity’s respective directors, officers or employees, and the powers, rights, duties and liabilities of the Corporation and its officers and directors in connection therewith and in connection with any potential business opportunities of the Corporation.

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Any Person purchasing, receiving or otherwise becoming the owner of any shares of capital stock of the Corporation, or any interest therein, will be deemed to have notice of and to have consented to the provisions of this Article VIII. References in this Article VIII to “directors,” “officers” or “employees” of any Person will be deemed to include those Persons who hold similar positions or exercise similar powers and authority with respect to any Other Entity that is a limited liability company, partnership, joint venture or other non-corporate entity.

8.3                               Duties of Directors and Officers Regarding Potential Business Opportunities; No Liability for Certain Acts or Omissions.

If a director or officer of the Corporation is offered, or otherwise acquires knowledge of, a potential transaction or matter that may constitute or present a business opportunity for the Corporation or any of its Subsidiaries or Affiliates, in which the Corporation could, but for the provisions of this Article VIII, have an interest or expectancy (any such transaction or matter, and any such actual or potential business opportunity, a “Potential Business Opportunity”):

(a)                                 such director or officer will, to the fullest extent permitted by law, have no duty or obligation to refer such Potential Business Opportunity to the Corporation, or to refrain from referring such Potential Business Opportunity to any Other Entity, or to give any notice to the Corporation regarding such Potential Business Opportunity (or any matter related thereto),

(b)                                 such director or officer will not be liable to the Corporation or any of its Subsidiaries or any of its stockholders, as a director, officer, stockholder or otherwise, for any failure to refer such Potential Business Opportunity to the Corporation or any of its Subsidiaries, or for referring such Potential Business Opportunity to any Other Entity, or for any failure to give any notice to or otherwise inform the Corporation or any of its Subsidiaries regarding such Potential Business Opportunity or any matter relating thereto,

(c)                                  any Other Entity may engage or invest in, independently or with others, any such Potential Business Opportunity,

(d)                                 the Corporation shall not have any right in or to such Potential Business Opportunity or to receive any income or proceeds derived therefrom, and

(e)                                  the Corporation shall have no interest or expectancy, and hereby specifically renounces any interest or expectancy, in any such Potential Business Opportunity,

unless both of the following conditions are satisfied: (A) such Potential Business Opportunity was expressly offered to a director or officer of the Corporation solely in his or her capacity as a director or officer of the Corporation or as a director or officer of any Subsidiary of the Corporation and (B) such Potential Business Opportunity relates to a line of business in which the Corporation or any of its Subsidiaries is then directly engaged; provided, however, if the conditions specified in the immediately preceding clauses (A) and (B) are satisfied, any Other Entity may pursue such Potential Business Opportunity (or direct it to another person or entity) if either (i) the Corporation renounces its interest in the Potential Business Opportunity in writing or (ii) the Corporation does not within a reasonable period of time, begin to pursue, or thereafter continue to pursue, such Potential Business Opportunity diligently and in good faith.

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8.4                               Conflict of Interest Policy.

(a)                                 To the fullest extent permitted by law, no contract, agreement, arrangement, or transaction between the Corporation and a Gabelli or any customer or supplier or any entity in which a director of the Corporation has a financial interest (a “Related Entity”), or one or more of the directors or officers of the Corporation, or any Related Entity, any amendment, modification, or termination thereof, or any waiver of any right thereunder, will be voidable solely because a Gabelli or such customer or supplier, any Related Entity, or any one or more of the officers or directors of the Corporation or any Related Entity are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors, or committee thereof, that authorizes the contract, agreement, arrangement, transaction, amendment, modification, termination, or waiver (each a “Transaction”) or solely because their votes are counted for such purpose, if any of the following four requirements are met:

(1)                                 the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the Board of Directors or the committee thereof that authorizes the Transaction, and the Board of Directors or such committee in good faith approves the Transaction by the affirmative vote of a majority of the Disinterested Directors on the Board of Directors or such committee, even if the Disinterested Directors are less than a quorum;

(2)                                 the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the holders of Voting Stock entitled to vote thereon, and the Transaction is specifically approved by vote of the holders of a majority of the voting power of the then outstanding Voting Stock not owned by such Gabelli or such Related Entity, voting together as a single class;

(3)                                 the Transaction is effected pursuant to guidelines that are in good faith approved by a majority of the Disinterested Directors on the Board of Directors or the applicable committee thereof or by vote of the holders of a majority of the then outstanding Voting Stock not owned by such Gabelli or such Related Entity, voting together as a single class; or

(4)                                 the Transaction is fair to the Corporation as of the time it is approved by the Board of Directors, a committee thereof or the stockholders of the Corporation.

(b)                                 To the fullest extent permitted by law, if the requirements of (1), (2), (3) or (4) of paragraph (a) above are met, such Gabelli, the Related Entity, and the directors and officers of the Corporation or the Related Entity (as applicable) will be deemed to have acted reasonably and in good faith (to the extent such standard is applicable to such Person’s conduct) and fully to have satisfied any duties of loyalty and fiduciary duties they may have to the Corporation and its stockholders with respect to such Transaction.

(c)                                  To the fullest extent permitted by law, any Transaction authorized, approved, or effected, and each of such guidelines so authorized or approved, as described in (1), (2), or (3) of paragraph (a) above, will be deemed to be entirely fair to the Corporation and its stockholders, except that, if such authorization or approval is not obtained, or such Transaction is

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not so effected, no presumption will arise that such Transaction or guideline is not fair to the Corporation and its stockholders.  To the fullest extent permitted by law and this Certificate of Incorporation, a Gabelli will not be liable to the Corporation or its stockholders for breach of any fiduciary duty that a Gabelli may have as a director of the Corporation by reason of the fact that a Gabelli takes any action in connection with any transaction between such Gabelli and the Corporation.

(d)                                 For the purposes of this Section 8.4, the term Corporation shall include any Subsidiary of the Corporation.

8.5                               Effect of Amendment of Article VIII.  No alteration, amendment or repeal, or adoption of any provision inconsistent with, any provision of this Article VIII will have any effect upon:

(a)                                 any agreement between the Corporation or an Affiliate thereof and any Other Entity or an Affiliate thereof, that was entered into before the time of such alteration, amendment or repeal or adoption of any such inconsistent provision (the “Amendment Time”), or any transaction entered into in connection with the performance of any such agreement, whether such transaction is entered into before or after the Amendment Time,

(b)                                 any transaction entered into between the Corporation or an Affiliate thereof and any Other Entity or an Affiliate thereof, before the Amendment Time,

(c)                                  the allocation of any business opportunity between the Corporation or any Subsidiary or Affiliate thereof and any Other Entity before the Amendment Time, or

(d)                                 any duty or obligation owed by any director or officer of the Corporation or any Subsidiary of the Corporation (or the absence of any such duty or obligation) with respect to any Potential Business Opportunity which such director or officer was offered, or of which such director or officer otherwise became aware, before the Amendment Time (regardless of whether any proceeding relating to any of the above is commenced before or after the Amendment Time).

8.6                               Requirements to Amend Article VIII.  Before the Trigger Date, the affirmative vote of the holders of a majority of the outstanding Voting Stock, voting together as a single class, will be required to alter, amend, or repeal any of the conflict of interest or corporate opportunity provisions contained in this Article VIII in a manner adverse to the interests of any Gabelli.  After the Trigger Date, such required vote will be increased to 80% of the outstanding Voting Stock to alter, amend, repeal or replace any of the conflict of interest and corporate opportunity provisions contained in this Article VIII.

ARTICLE IX
FORUM FOR ADJUDICATING DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s

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stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws of the Corporation (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware).  If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.  Any Person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

[Reminder of page intentionally left blank]

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this 19th day of November, 2015.

ASSOCIATED CAPITAL GROUP, INC.

By:	/s/ Mario J. Gabelli
Mario J. Gabelli
Chief Executive Officer

[Signature Page to Amended and Restated Certificate of Incorporation]

Exhibit B

Amended and Restated Bylaws

Associated Capital Group, Inc.

[See Attached]

Exhibit B to Separation and Distribution Agreement – 1

Exhibit B

AMENDED AND RESTATED

BYLAWS OF

ASSOCIATED CAPITAL GROUP, INC.

A DELAWARE CORPORATION

(as amended and restated on November 19, 2015)

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TABLE OF CONTENTS

(continued)

ARTICLE VIII	INDEMNIFICATION	11

8.1	Indemnification of Officers and Directors	11
8.2	Advance of Expenses	11
8.3	Non-Exclusivity of Rights	12
8.4	Indemnification Agreements	12
8.5	Claims	12
8.6	Nature of Rights	12
8.7	Insurance	12

ARTICLE IX	BUSINESS COMBINATION STATUTE	13

ARTICLE X	STOCK	13

10.1	General	13
10.2	Signatures	13
10.3	Replacement Certificates	13
10.4	Other Regulations	13
10.5	Stockholders of Record	13

ARTICLE XI	GENERAL PROVISIONS	14

11.1	Dividends	14
11.2	Checks	14
11.3	Fiscal Year	14
11.4	Seal	14
11.5	Form of Records	14

ARTICLE XII	AMENDMENTS	14

ii

AMENDED AND RESTATED

BYLAWS

OF

ASSOCIATED CAPITAL GROUP, INC.

As Adopted November 19, 2015

ARTICLE I
OFFICES

1.1          Registered Office.  The registered office of Associated Capital Group, Inc. (hereinafter, the “Corporation”) shall be at 2711 Centerville Road, Suite 400, Wilmington, DE 19808, and its resident agent at such address is Corporation Service Corporation.

1.2          Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1          Definitions.  For purposes of these Bylaws (these “Bylaws”), “Trigger Date” shall mean the date Mr. Gabelli (as defined below) owns a “beneficial” interest (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, (“Exchange Act”) and the rules and regulations promulgated thereunder, as in effect on the effective date of these Bylaws) of less than a majority of the outstanding voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”).  The term “Mr. Gabelli” refers to Mario J. Gabelli and also includes members of his “immediate family” (which shall include Mr. Gabelli’s spouse, parents, children and siblings) and any subsidiaries and other entities in which Mr. Gabelli and members of his immediate family beneficially own a controlling interest of the outstanding voting securities or interests.

2.2          Annual Meetings.  If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date and time as may be determined from time to time by the Board.  The meeting may be held either at a place, within or without the State of Delaware, or by means of remote communication as the Board in its sole discretion may determine.  Any other proper business may be transacted at the annual meeting.

2.3          Special Meetings.  Special meetings of stockholders may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.  Subject to the rights of holders of any series of preferred stock to elect additional directors under specified circumstances and the rights of stockholders to call a special meeting to elect a sufficient number of directors to conduct the business of the Corporation under specified circumstances, and except as otherwise required by law, special meetings of stockholders can be called only by the Board pursuant to a resolution adopted by a majority of the Whole Board (as defined herein) or the Chairperson of the Board, upon not less than ten (10) nor more than sixty (60) days’ written notice; provided, however, that prior to the Trigger Date, special meetings of stockholders may also be called at the request of the holders of a majority of the voting power of the then outstanding Voting Stock.  Any special meeting may be held either at a place, within or without the State of Delaware, or by means of remote communication as the Board in its sole discretion may determine.

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2.4          Voting and Proxies.

(a)           Voting.  In accordance with the terms of the Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and in accordance with the provisions of these Bylaws, each holder of the Corporation’s Class A Common Stock, par value of $0.001 per share (the “Class A Common Stock”), shall be entitled to one (1) vote, in person or by proxy, per share and each holder of the Corporation’s Class B Common Stock, par value of $0.001 per share (the “Class B Common Stock”), shall be entitled to ten (10) votes, in person or by proxy, per share.  Except as otherwise provided by the Certificate of Incorporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, or any other applicable rules or regulations, including the applicable rules or regulations of any stock exchange, every matter other than the election of directors shall be decided by the affirmative vote of a majority of the votes properly cast for or against such matter, and, for the avoidance of doubt, neither abstentions nor broker non-votes shall be counted as votes cast for or against such matter.

(b)           Proxies.  Each stockholder entitled to vote at a meeting of stockholders, or to take corporate action by written consent without a meeting, may authorize another person or persons to act for such stockholder by proxy.  Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law.  The Board, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.5          Quorum.  Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.  If less than a majority of the voting power of the outstanding shares is represented, a majority of the voting power of the shares so represented may adjourn the meeting from time to time without further notice, but until a quorum is secured no other business may be transacted.  The stockholders present at a duly organized meeting may continue to transact business until an adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.  Shares of the Corporation’s stock belonging to the Corporation (or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation), shall neither be entitled to vote nor counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any shares of the Corporation’s stock held by it in a fiduciary capacity and to count such shares for purposes of determining a quorum.

2.6          Notice of Meetings.  Notice of all meetings of stockholders shall be given in writing or by electronic transmission in the manner provided by applicable law (including, without limitation, as set forth in Section 6.1(b) hereof) stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise required by applicable law or the Certificate of Incorporation, such notice shall be given not less than ten (10), nor more than sixty (60), days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting.

2.7          Nature of Business at Meetings of Stockholders.  Only such business (other than nominations of Directors, which must comply with Section 3.8 hereof, and matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) may be transacted at an annual meeting of stockholders as is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the annual meeting by or at the direction of the Board, or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.7 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.7.

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(a)           Delivery of Notice.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (the “Secretary”).

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders (which anniversary date, in the case of the first annual meeting following the spin-off of the Corporation from GAMCO Investors, Inc., shall be deemed to be May 5, 2016); provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered (A) no earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and (B) no later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which Public Announcement of the date of such meeting is first made by the Corporation.  In no event shall the Public Announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  For purposes of this Section 2.7 and Section 3.8 hereof, the term “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(b)           Form of Notice.  To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting:

(1)           a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(2)           the name and record address of such stockholder;

(3)           as to the stockholder giving the notice, (A) the class, series and number of all shares of stock of the Corporation which are owned by such stockholder, (B) the name of each nominee holder for shares owned beneficially but not of record by such stockholder and the number of shares of stock held by each such nominee holder, and (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of the Corporation;

(4)           a description of all agreements, arrangements, or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, including any anticipated benefit to the stockholder therefrom;

(5)           a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and

(6)           any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at an annual meeting of stockholders pursuant to Section 14 of the Exchange Act, and the rules promulgated thereunder or any successor statute.

(c)           Business to be Conducted.  No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7.  If the Chairperson of an annual meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the Chairperson shall declare that the business was not properly brought before the meeting and such business shall not be transacted.  Nothing in this Section 2.7 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement

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pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

2.8          Action by Written Consent.

(a)           Unless otherwise provided in the Certificate of Incorporation or by applicable law, any action which, under any provision of the Delaware General Corporation Law (the “DGCL”), is required to or may be taken at any annual or special meeting of stockholders may be taken without a meeting of stockholders, if a consent in writing, setting forth the action so taken, (i) is signed by the holders of record on the record date (established as provided below in Section 10.5 hereof or Section 2.8(c) hereof) of the outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) is delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to an officer or agent of the Corporation having custody of the minute books in which proceedings of meetings of stockholders are recorded.

(b)           The delivery of consents submitted pursuant to this Section 2.8 shall be made by hand or by certified or registered mail, return receipt requested.  Every written consent shall bear the date of the signature of each stockholder who signs the consent, and no written consent shall be effective for the Corporation to take action unless, within sixty (60) calendar days of the earliest dated valid consent delivered in the manner described in this Section 2.8, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner described in Section 2.8(a) hereof.  Only stockholders of record on the record date shall be entitled to consent to corporate action in writing without a meeting.

(c)           Any stockholder of record seeking to have the stockholders give consent to corporate action in writing without a meeting pursuant to this Section 2.8 shall first request in writing that the Board fix a record date for the purpose of determining the stockholders entitled to give consent to such corporate action, and have such written request delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (the “Consent Record Date Request Notice”).  Within ten (10) calendar days after receipt of a Consent Record Date Request Notice from any such stockholder, the Board may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to give consent to such corporate action, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board (the “Resolution Adoption Date”), and which record date shall not be more than ten (10) calendar days after the Resolution Adoption Date.  If no resolution fixing a record date has been adopted by the Board within such ten (10) calendar day period after the date on which a Consent Record Date Request Notice is received, the record date for determining stockholders entitled to give consent to corporate action in writing without a meeting shall be the first date on which a valid signed written consent setting forth the corporate action taken or proposed to be taken is delivered to the Corporation in the manner described in Section 2.8(a) hereof.

(d)           Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in Section 2.8(b) hereof.

(e)           Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the stockholders by written consent except in accordance with the Certificate of Incorporation and this Section 2.8.  If the Board shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with the Certificate of Incorporation and this Section 2.8, or the stockholder or stockholders seeking to take such action do not otherwise comply with the Certificate of Incorporation and this Section 2.8, then the Board shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law.

(f)            In addition to the requirements of this Section 2.8 with respect to stockholders seeking to take an action by written consent, each stockholder of record seeking to have the stockholders authorize or take

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corporate action by written consent shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

2.9          List of Stockholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before the date of every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date.  The stockholder list shall be arranged in alphabetical order and show the address of each stockholder and the number of shares registered in the name of each stockholder.  The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting), or (ii) during ordinary business hours at the principal place of business of the Corporation.  If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting.  If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.

ARTICLE III
DIRECTORS

3.1          Powers.  The business affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

3.2          Number of Directors.  The Board shall consist of not fewer than three (3) nor more than twelve (12) persons.  Subject to any rights of holders of preferred stock to elect directors under specified circumstances, the exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”).  As of the effective date of these Bylaws, and until changed in accordance with the preceding sentence, the number of directors shall be six (6) directors.

3.3          Qualification, Election, Term of Office.  Directors shall be at least eighteen years of age and need not be residents of the State of Delaware nor stockholders of the Corporation.  The directors, other than the first Board, shall be elected at the annual meeting of the stockholders, except as hereinafter provided, and each director elected shall serve until the next succeeding annual meeting and until that director’s successor shall have been elected and qualified.  Each member of the first Board shall hold office until the first annual meeting of stockholders and until that director’s successor shall have been elected and qualified.

3.4          Removal.  Subject to the rights of holders of preferred stock to elect and remove directors under specified circumstances, any or all of the directors may be removed, with or without cause, at any time by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.

3.5          Newly Created Directorships and Vacancies.  Subject to any rights of holders of preferred stock or any other series or class of stock, and except as otherwise provided in the DGCL, vacancies occurring on the Board for any reason and newly created directorships resulting from an increase in the authorized number of directors shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, at any meeting of the Board unless the Board otherwise determines.  A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.  A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of stockholders and until his successor shall have been elected and qualified.

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3.6          Books and Records.  The Board may keep the books of the Corporation, except such as are required by law to be kept within the State of Delaware, outside of the State of Delaware, at such place or places as they may from time to time determine.

3.7          Compensation.  The Board, or any committee thereof, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

3.8          Nomination of Directors.  Only persons who are nominated in accordance with this Section 3.8 shall be eligible for election as directors, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.  Nominations of persons for election to the Board may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.8 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3.8.

(a)           Delivery of Notice.  In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders (which anniversary date, in the case of the first annual meeting following the spin-off of the Corporation from GAMCO Investors, Inc., shall be deemed to be May 5, 2016); provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered (A) no earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and (B) no later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which Public Announcement of the date of such meeting is first made by the Corporation and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which Public Announcement of the date of such meeting is first made by the Corporation.  In no event shall the Public Announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(b)           Notwithstanding anything in the second sentence of Section 3.8(a) hereof to the contrary, in the event that the number of directors to be elected to the Board is increased effective after the time period for which nominations would otherwise be due under Section 3.8(a) hereof and there is no Public Announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 3.8 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive office of the Corporation no later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation.

(c)           Form of Notice.  To be in proper written form, a stockholder’s notice to the Secretary must set forth:

(1)           as to each person whom the stockholder proposes to nominate for election as a director:

(i)            the name, age, business address and residence address of such person,

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(ii)           the principal occupation or employment of such person,

(iii)          (A) the class, series and number of all shares of stock of the Corporation which are owned by such person, (B) the name of each nominee holder for shares owned beneficially but not of record by such person and the number of shares held by each such nominee holder and (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person with respect to stock of the Corporation; and

(iv)          any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder or any successor statute; and

(2)           as to the stockholder giving the notice:

(i)                                     the name and record address of such stockholder,

(ii)           (A) the class, series and number of all shares of stock of the Corporation which are owned by such stockholder, (B) the name of each nominee holder for shares owned beneficially but not of record by such stockholder and the number of shares held by each such nominee holder, and (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to the stock of the Corporation,

(iii)          a description of all agreements, arrangements, or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, and any material interest of such stockholder in such nomination, including any anticipated benefit to the stockholder therefrom,

(iv)          a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and

(v)           any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or any successor statute.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.8.  If the Chairperson of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE IV
MEETINGS OF THE BOARD OF DIRECTORS

4.1          Regular Meetings.  Regular meetings of the Board may be held at such place, within or without the State of Delaware, and at such times as the Board may from time to time determine. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board.

4.2          Special Meetings.  Special meetings of the Board may be called by the Chief Executive Officer and special meetings shall be called by the Chief Executive Officer or Secretary on the written request of two

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directors.  Special meetings may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix.

4.3                               Notice of Meetings.  Except as provided in Section 4.1 hereof, notice of the time, date and place of a regular or special meeting of the Board shall be given orally (in person, by telephone or otherwise), in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting to all directors at least five (5) days before the meeting (if the notice is mailed) or at least twenty-four (24) hours before the meeting (if such notice is given orally, in person, by telephone or otherwise, or by hand delivery, facsimile, or other means of electronic transmission, including electronic mail).  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting.

4.4                               Quorum.  Subject to Section 3.5 hereof, a majority of the Whole Board shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the Certificate of Incorporation.  The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, unless the vote of a greater number is required by law or by the Certificate of Incorporation.  If a quorum shall not be present at any meeting of the Board, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

4.5                               Remote Meetings.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee thereof, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

4.6                               Organization.  Meetings of the Board shall be presided over by the Chairperson of the Board or, in such person’s absence, by the Chief Executive Officer or, in such person’s absence, by the President or, in such person’s absence, by a chairperson chosen by the Board at the meeting. The Secretary shall act as secretary of the meeting, but in such person’s absence, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

4.7                               Action by Unanimous Written Consent.  Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee, respectively, in the minute books of the Corporation. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE V
COMMITTEES

5.1                               Committees.  The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters:  (a) approving, adopting, or recommending to the stockholders any action or matter (other than the election or removal of members of the Board) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation.

5.2                               Committee Minutes; Committee Rules.  Each committee shall keep regular minutes of its meetings and, except as otherwise provided in the resolutions of the Board establishing such committee, shall report the same to the Board as requested by the Board or as otherwise required.  Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article IV of these Bylaws.

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ARTICLE VI
NOTICES

6.1                               Notice.

(a)                                 Form and Delivery.  Except as otherwise specifically permitted in these Bylaws (including, without limitation, in Section 4.3  above or Section 6.1(b) below) or by applicable law, all notices required to be given pursuant to these Bylaws shall be in writing and may (i) in every instance in connection with any delivery to a member of the Board, be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, postage prepaid, or by sending such notice by prepaid overnight express courier, facsimile, electronic mail or other form of electronic transmission and (ii) be effectively be delivered to a stockholder when given by hand delivery, by depositing such notice in the mail, postage prepaid or, if specifically consented to by the stockholder as described in Section 6.1(b) hereof, by sending such notice by electronic transmission.  Any such notice shall be addressed to the person to whom notice is to be given at such person’s address as it appears on the records of the Corporation.  Except as otherwise provided by law, the notice shall be deemed given (i) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (ii) in the case of delivery by mail, upon deposit in the mail, postage prepaid, (iii) in the case of delivery by overnight express courier, when dispatched, and (iv) in the case of delivery via electronic mail or other form of electronic transmission, when dispatched.

(b)                                 Electronic Transmission.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given in accordance with Section 232 of the DGCL.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Notice given pursuant to this Section 6.1(b) shall be deemed given:  (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

(c)                                  Affidavit of Giving Notice.  An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(d)                                 Definition of Electronic Transmission.  For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(e)                                  Notice to Stockholders Sharing an Address.  Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

6.2                               Waiver of Notice.  Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver of notice, signed by the person entitled to notice, or

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waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of the Board need be specified in any waiver of notice.

ARTICLE VII
OFFICERS

7.1                               General.  The officers of the Corporation shall be chosen by the Board and shall consist of a Chairperson of the Board, a Chief Executive Officer, such Vice Presidents as shall from time to time be deemed necessary, a Secretary, such Assistant Secretaries as shall from time to time be deemed necessary, and a Chief Financial Officer.  The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.  Any number of offices may be held by the same person.

7.2                               Term; Removal and Vacancies.  Each officer shall be chosen by the Board and shall hold office for such term as may be prescribed by the Board and until such person’s successor shall have been duly chosen and qualified, or until such person’s earlier death, disqualification, resignation or removal.  Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board.  Any vacancy occurring in any office of the Corporation shall be filled by the Board.

7.3                               Chairperson of the Board.  The Chairperson of the Board shall be chosen from among the directors and shall preside at all meetings of the stockholders and the Board and shall perform such other duties and possess such powers as are customarily vested in such office or as may be vested in the Chairperson of the Board by the Board, the Certificate of Incorporation or these Bylaws.

7.4                               Chief Executive Officer.  The Chief Executive Officer shall have, subject to the supervision, direction and control of the Board, ultimate authority for decisions relating to the supervision, direction and management of the affairs and the business of the Corporation customarily and usually associated with the position of chief executive officer, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation.

7.5                               President.  The President shall have, subject to the supervision, direction and control of the Board and the Chief Executive Officer, the general powers and duties of supervision, direction and management of the affairs and business of the Corporation customarily and usually associated with the position of President.  The President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board, the Chairperson of the Board of Directors or the Chief Executive Officer.  In the event of the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer unless otherwise determined by the Board.

7.6                               The Vice Presidents.  Each Vice President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board, the Chairperson of the Board, the Chief Executive Officer or the President.

7.7                               Secretary.  The Secretary shall attend all meetings of the Board (subject to the authority of the Board to appoint another person to serve as secretary at any such meeting or portion thereof) and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book or books to be kept for that purpose (or any other manner permitted by Section 224 of the DGCL) and shall perform like duties for the standing committees when required.  He or she shall give, or cause to be given, notice of all meetings of the stockholders and, subject to Sections 4.1 and 4.2 hereof, meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer, under whose supervision he or she shall be.  He or she shall have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his or her

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signature or by the signature of such Assistant Secretary.  The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

7.8                               Assistant Secretary.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board, Chairperson of the Board, the Chief Executive Officer or the President may from time to time prescribe.

7.9                               Chief Financial Officer.  The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.

He or she shall disburse or cause to be disbursed the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board at its regular meetings, or when the Board so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.

If required by the Board, he or she shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

ARTICLE VIII
INDEMNIFICATION

8.1                               Indemnification of Officers and Directors.  Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (for purposes of this Article VIII, an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith, provided such Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such Indemnitees’ heirs, executors and administrators.  Notwithstanding the foregoing, except as provided in this Section 8.1, the Corporation shall not be obligated under this Article VIII to indemnify any Indemnitee seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Indemnitee unless such Proceeding (or part thereof) was authorized in the first instance by the Board.

8.2                               Advance of Expenses.  The Corporation shall pay all expenses (including attorneys’ fees) incurred by such an Indemnitee in defending any such Proceeding in advance of its final disposition; provided, however, that (a) the payment of such expenses incurred by such an Indemnitee in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise; and (b) the Corporation shall not be required to advance any expenses to a person against whom the Corporation directly brings a claim alleging that such person has breached such person’s duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

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8.3                               Non-Exclusivity of Rights.  The rights conferred on any person in this Article VIII shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these Bylaws, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article VIII shall limit the ability of the Corporation, in its discretion but subject to applicable law, to provide rights to indemnification or advancement of expenses to any person other than an Indemnified Person or to provide greater rights to indemnification and advancement of expenses than those provided in this Article VIII to any Indemnified Person.

8.4                               Indemnification Agreements.  The Board is authorized to cause the Corporation to enter into agreements with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Article VIII.

8.5                               Claims.

(a)                                 Right to Bring Suit. If a claim for indemnification (following the final disposition of such proceeding) under Section 8.1 hereof is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, or a claim for advancement of expenses is not paid in full within thirty (30) days after the Corporation has received a statement or statements therefor, the Indemnitee shall be entitled at any time thereafter (but not before) to bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled, to the fullest extent permitted by law, to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard of conduct for entitlement to indemnification under applicable law.

(b)                                 Effect of Determination. Neither the failure of the Corporation (whether by its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the standard of conduct for entitled to indemnification under applicable law, nor an actual determination by the Corporation (whether by its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the Indemnitee has not met such standard of conduct, shall create a presumption that the Indemnitee has not met such standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.

(c)                                  Burden of Proof. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking provided hereunder, the burden of proving that the Indemnitee is not entitled to be indemnified, or is required to repay any amounts advanced pursuant to the terms of such undertaking, under this Article VIII shall be on the Corporation.

8.6                               Nature of Rights.  The rights conferred upon Indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any right to indemnification or to advancement of expenses arising under this Article VIII shall not be eliminated or impaired by an amendment to these Bylaws after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought.

8.7                               Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising

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out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

ARTICLE IX
BUSINESS COMBINATION STATUTE

The Corporation hereby elects not to be governed by, or subject to, Section 203 of the DGCL.

ARTICLE X
STOCK

10.1                        General.  The shares of capital stock of the Corporation shall be represented by certificates; provided, however, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its capital stock may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairperson or Vice-Chairperson of the Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares registered in certificate form.

10.2                        Signatures.  Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

10.3                        Replacement Certificates.  The Corporation may issue a new certificate of stock, or uncertificated shares, in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

10.4                        Other Regulations.  The issue, transfer, conversion and registration of stock certificates and uncertificated shares shall be governed by such other regulations as the Board may establish.

10.5                        Stockholders of Record.  Except as otherwise provided in Section 2.8 hereof, for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of stockholders.  Such date shall not precede the date on which the resolution fixing the record date is adopted and shall not be more than sixty (60) nor less than ten (10) days (unless the DGCL permits a shorter time) before the date of any meeting nor more than sixty (60) days prior to any other action.  When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 10.5, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

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ARTICLE XI
GENERAL PROVISIONS

11.1                        Dividends.  Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends may be declared by the Board from time to time out of assets or funds of the Corporation legally available therefor under the DGCL.  Dividends may be paid in cash, in shares of the capital stock or in the Corporation’s bonds or its property, including the shares or bonds of other corporations subject to any provisions of law and of the Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, thinks proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

11.2                        Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

11.3                        Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board.

11.4                        Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

11.5                        Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the DGCL.

ARTICLE XII
AMENDMENTS

These Bylaws may be amended or repealed or new bylaws may be adopted at any regular or special meeting of stockholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of any directors, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting.  These Bylaws may also be amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the Board at any regular or special meeting of the Board.  If any Bylaw regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the bylaw so adopted, amended or repealed, together with a precise statement of the changes made.  Bylaws adopted by the Board may be amended or repealed by the stockholders.

*                                         *                                         *                                         *                                         *

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CERTIFICATION OF

AMENDED AND RESTATED BYLAWS

OF

ASSOCIATED CAPITAL GROUP, INC.

a Delaware corporation

I, David Goldman, certify that I am Secretary of Associated Capital Group, Inc., a Delaware corporation (the “Corporation”), that I am duly authorized to make and deliver this certification, that the attached Bylaws are a true and complete copy of the Amended and Restated Bylaws of the Corporation in effect as of the date of this certificate.

Dated: November 19, 2015

/s/ David Goldman
Name: David Goldman
Title: Secretary